   As filed with the Securities and Exchange Commission on December 28, 1994
                                                       Registration No 33-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 F O R M S - 8

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                             HUNT MANUFACTURING CO.
               (Exact name of issuer as specified in its charter)

Pennsylvania                                               21-0481254
(State of incorporation)                                   (IRS Employer
                                                            Identification No.)

230 South Broad Street
Philadelphia, Pennsylvania                                 19102
(Address of Principal Executive                            (Zip Code)
         Offices)

                      HUNT MANUFACTURING CO. SAVINGS PLAN
                            (Full title of the plan)

                              William E. Chandler
                         Senior Vice President, Finance
                             Hunt Manufacturing Co.
                             230 South Broad Street
                             Philadelphia, PA 19102
                                 (215) 732-7700
           (Name, address and telephone number of agent for service)

                                    Copy to:
                           John C. Bennett, Jr., Esq.
                             Drinker Biddle & Reath
                    1100 Philadelphia National Bank Building
                              1345 Chestnut Street
                             Philadelphia, PA 19107

                        CALCULATION OF REGISTRATION FEE

- -------------------------------------------------------------------------------
                                        Proposed        Proposed
Title of                                maximum         maximum
securities             Amount           offering        aggregate      Amount
to be                  to be            price per       offering       registra-
registered             registered       share (1)       price (1)      tion fee
- -------------------------------------------------------------------------------
Common Shares,
 par value .$10
 per share(2)          300,000 shares   $13.875         $4,162,500     $1,435
- -------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the amount of the registration fee, pursuant to Rule 457(h), on the basis of the sales price of the Common Shares on the New York Stock Exchange on December 22, 1994.

(2) This registration statement shall be deemed to register an indeterminate amount of interests in the Plan that are separate securities and required to be registered under the Securities Act of 1933.

      This registration statement is being filed for the purpose of registering additional securities under Registrants' Savings Plan. Securities issued under the Plan also have been registered under registration statement number 33-6359.




                                     PART I

                   INFORMATION REQUIRED IN THE SECTION 10(a)
                                   PROSPECTUS

                   (Not required to be filed as part of this
                            registration statement)

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

   Item 3. Incorporation of Documents by Reference.

      Hunt Manufacturing Co. (the "Company" or "Registrant") and the Hunt Manufacturing Co. Savings Plan (the "Plan") hereby incorporate into this registration statement by reference:

          (a) the Company's Annual Report on Form 10-K for the fiscal year ended November 28, 1993 and Amendment No. 1 thereto containing the Plan's financial statements;

          (b) the Company's Quarterly Reports on Form 10-Q for the fiscal quarters ended February 27, 1994, May 29, 1994 and August 29, 1994; and

          (c) the description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A filed under the Securities Exchange Act of 1934 on October 27, 1980; and the description of the Rights which are deemed to be attached to the Company's Common Stock (until the occurrence of certain events) contained in the Company's Form 8-A which became effective on August 31, 1990.

      All reports subsequently filed by the Company and the Plan pursuant to
Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

   Item 4. Description of Securities

      Not applicable

   Item 5. Interests of Named Experts and Counsel

      Not applicable

   Item 6. Indemnification of Directors and Officers

      The By-laws of the Company limit the personal liability of directors of the Company for monetary damages for any action taken, or any failure to take any action, as a director except to the extent that a director's liability for monetary damages may not be limited or avoided under the terms of the Pennsylvania Directors' Liability Act, as the same may be amended from time to time, or any applicable Pennsylvania statute thereafter enacted. The Directors' Liability Act generally provides that the liability of directors may not be limited for a director's breach of or failure to perform the duties of his or her office or for self-dealing, nor may the limitation of liability extend to the responsibility or liability of a director under any criminal statute or for the payment of taxes under local, state or federal law.

      The By-laws of the Company essentially provide for indemnification of directors and officers of the Company and its subsidiaries to the full extent permitted by the Pennsylvania Business Corporation Law and other applicable law. The By-laws provide that the Company shall indemnify any person who was or is a party (other than a party plaintiff suing in their own behalf or in the right of the Company) or is threatened to be made a party to or a subject of any threatened, pending or completed action, suit or proceeding (collectively, a "Proceeding"), including actions by or in the right of the Company , whether civil, criminal, administrative or investigative, by reason of the fact that such person (an "Indemnified Person") is or was a director or officer of the Company, or is or was serving, while a director or officer of the Company, at the request of the Company as a director, officer, employee, agent, fiduciary or other representative of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys' fees), judgments, fines, excise taxes, punitive damages and amounts paid in settlement actually and reasonably incurred by such person in connection with such Proceeding, unless the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness. If a person is entitled to indemnification in respect of a portion, but not to all, of any liability, the Company shall indemnify such person to the extent of such portion.

      The By-laws also state that the indemnification provided for therein is not exclusive of any other rights persons seeking indemnification might have. Thus, the By-Laws permit the Company to enter into indemnification agreements with directors and officers and other Indemnified Persons and to purchase and maintain insurance on behalf of such persons against any liability incurred by them in any such capacity or arising out of their status as such, whether or not the Company would have the power to indemnify such person against such liability under the provisions of the Company's By-laws. The Company currently maintains directors' and officers' liability insurance.

   Item 7. Exemption from Registration Claimed.

      Not applicable

   Item 8. Exhibits.

      (4) Instruments defining the rights of security holders:

          (a)   Restated Articles of Incorporation, as amended (composite).

          (b) By-Laws, as amended (incorp. by ref. to Ex. 4(a) to fiscal 1990 Form 10-K).

          (c) Rights Agreement dated as of August 8, 1990 (including as Exhibit A thereto the Designation of Powers, Preferences, Rights and Qualifications of Preferred Stock), between the Company and Mellon Bank (East), N.A., as original Rights Agent (incorp. by ref. to Ex. 4.1 to August 1990 Form 8-K) and Assignment and Assumption Agreement dated December 2, 1991, with American Stock Transfer and Trust Company, as successor Rights Agent (incorp. by ref. to Ex. 4(d) to fiscal 1991 Form 10-K).

          (d) Miscellaneous long-term debt instruments and credit facility agreements of the Company, under which the underlying authorized debt is equal to less than 10% of the total assets of the Company and its subsidiaries on a consolidated basis, have not been filed as exhibits to this registration statement. The Company agrees to furnish to the Commission, upon request, copies of any such unfiled instruments.

      (5) The Registrant has submitted or will submit the Savings Plan and amendments thereto to the Internal Revenue Service ("IRS") in a timely manner and has made or will make all changes required by the IRS in order to qualify such Plan.

      (23) Consents of Experts and Counsel

          (a)   Consent of Coopers & Lybrand

          (b) (the consent of counsel is contained in the opinion filed as Exhibit 5(a) hereto)

      Item 9. Undertakings

      The undersigned Registrant hereby undertakes as follows:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) of the Securities Exchange Act of 1934 (and, if applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on From S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Philadelphia, Pennsylvania on December 22, 1994.

                                             HUNT MANUFACTURING CO.

                                             By/s/ William E. Chandler
                                               -----------------------
                                               William E. Chandler
                                               Senior Vice President,
                                                    Finance

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated. EACH PERSON IN SO SIGNING, ALSO MAKES, CONSTITUTES AND APPOINTS RONALD J. NAPLES, CHAIRMAN AND CHIEF EXECUTIVE OFFICER OF THE REGISTRANT, AND WILLIAM E. CHANDLER, SENIOR VICE PRESIDENT, FINANCE, OF THE REGISTRANT, AND EACH OF THEM, HIS OR HER TRUE AND LAWFUL ATTORNEYS-IN-FACT, IN HIS OR HER NAME, PLACE AND STEAD TO EXECUTE AND CAUSE TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ANY AND ALL POST-EFFECTIVE AMENDMENTS TO THIS REGISTRATION STATEMENT.

Signature                                 Capacity                Date

/s/ Ronald J. Naples               Chairman of the            December 14, 1994
- ---------------------------        Board, Director and
Ronald J.Naples                    Chief Executive
                                   Officer

/s/ William E. Chandler            Senior Vice Presi-         December 14, 1994
- ---------------------------        dent, Finance
William E. Chandler                (Principal Financial
                                   Officer)

/s/ Stephen P. Rolf                Vice President and         December 14, 1994
- ---------------------------        Controller (Principal
Stephen P. Rolf                    Accounting Officer)

/s/ Vincent G. Bell, Jr.                    Director          December 14, 1994
- ---------------------------
Vincent G. Bell, Jr.

/s/ Jack Farber                             Director          December 14, 1994
- ---------------------------
Jack Farber

/s/ Robert B. Fritsch                       Director          December 14, 1994
- ---------------------------
Robert B. Fritsch

/s/ William F. Hamilton                     Director          December 14, 1994
- ---------------------------
William F. Hamilton

/s/ Mary R. Henderson                       Director          December 14, 1994
- ---------------------------
Mary R. (Nina) Henderson

/s/ Gordon A. MacInnes, Jr.                 Director          December 14, 1994
- ---------------------------
Gordon A. MacInnes, Jr.

/s/ Wilson D. McElhinny                     Director          December 14, 1994
- ---------------------------
Wilson D. McElhinny

/s/ Robert H. Rock                          Director          December 14, 1994
- ---------------------------
Robert H. Rock

/s/ Roderic H. Ross                         Director          December 14, 1994
- ---------------------------
Roderic H. Ross

/s/ Victoria B. Vallely                     Director          December 14, 1994
- -----------------------
Victoria B. Vallely

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Administrators of the Plan have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Philadelphia, Pennsylvania on December 22, 1994.

                        HUNT MANUFACTURING SAVINGS PLAN

                        By /s/ William E. Chandler
                           -----------------------------------
                          Member of Administrative Committee

                               INDEX OF EXHIBITS
                                FILED WITH THIS
                             REGISTRATION STATEMENT

Exhibit

4(a)  Restated Articles of Incorporation, as amended (composite)

23    Consent of Coopers & Lybrand